Item 2.03

                                                                   EXHIBIT 10.29

                                      NOTE

$1,400,000.00                                              Malvern, Pennsylvania
                                                               December 28, 2004

      FOR VALUE RECEIVED, the undersigned DVL MORTGAGE HOLDINGS, LLC, a Delaware limited liability company with principal place of business at Heron Tower, 70 East 55th Street, 7th Floor, New York, NY 10022 ("Holdings") and DVL, INC., a Delaware corporation with principal place of business at Heron Tower, 70 East 55th Street, 7th Floor, New York, NY 10022 ("DVL") (Holdings and DVL are sometimes referred to herein individually as a "Borrower" and collectively as "Borrowers") hereby jointly and severally promise to pay to the order of HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, a national banking association with offices at 483 Main Street, Harleysville, PA 19438, Attention: Loan Administration ("Bank") the principal sum of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000.00), together with interest on the outstanding balance thereof at the "Applicable Interest Rate" set forth below. The loan evidenced by the advances under this Note is being made in a single advance on this date and is sometimes referred to herein as the "Loan."

      1. Payments. Principal and interest shall be payable, in lawful money of the United States, at Bank's office first designated above, or at such other place as the holder of this Note may designate from time to time, in the following manner:

      (a) Commencing January 28, 2005, and on the same day of each calendar month thereafter, Borrowers will make consecutive monthly payments of interest only as it accrues.

      (b) On or before December 28 in each calendar year hereafter, Borrowers will make a principal installment payment of $50,000.00 per year.

      (c) The entire outstanding balance of the Loan (if not sooner repaid) shall in any event be repaid on January 31, 2009 (the "Maturity Date").

      2. Interest. Absent default, the interest rate on the Loan shall be a variable per annum rate equal to the sum of an "Index" plus a "Margin." The "Index" shall be Bank's "prime rate" as it may change from time to time. The "Margin" shall be 0.50% per annum (50 basis points). The interest rate on the Loan shall change with each change in Bank's prime rate. If the Bank ceases to maintain a prime rate, the Bank may select another commercial loan index as the "Index" used with respect to Loan interest. The prime rate is not necessarily the lowest rate charged by the Bank on any class of loans, but is an index from which some loan rates are calculated.


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Item 2.03


      3. Unpaid Interest Added to Principal. Should any payment of interest or interest and principal be overdue for a period of thirty (30) days the unpaid interest shall be added to the principal and interest shall then be calculated on the new higher principal.

      4. Prepayments. Prepayments may be made in whole or part without prepayment premium, fee or penalty providing Borrower shall have given Bank 30 days prior written notice of the date and amount of the prepayment. Any partial prepayment shall be applied to principal, and no partial prepayment shall postpone or interrupt monthly payments of principal, interest, fees and charges or the installment of principal or the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and in the manner set forth herein.

      5. Application of Payments. Bank shall have the right to apply any installment to principal, interest, late fees or other charges due hereunder or any amount due under the Security Documents at Bank's sole discretion.

      6. Late Charges. Borrower agrees that in the event any payment set forth above shall not be paid within fifteen (15) days after the same shall become due, Borrower shall pay to Bank a late charge of Five Cents ($0.05) for each dollar so overdue to cover the direct and indirect additional expense and overhead and lost profits incident to such delinquency. The imposition of any late charge shall not be construed to obligate Bank to accept any overdue installment nor to limit Bank's rights and remedies for either Borrower's default, as hereinafter set forth. Bank may deduct accrued late charges from any payments thereafter made, and any deficiency in the regular payment created thereby shall continue to bear interest as provided herein, until paid.

      7. Default Rate of Interest. If any Event of Default occurs hereunder, then so long as any such Event of Default continues uncured, interest hereunder shall accrue at a rate (the "Default Rate") which shall be four percent (4.00%) per annum in excess of the rate otherwise in effect hereunder from time to time, and the amounts of all payments shall be adjusted accordingly to provide for payment of all interest as accrued and to preserve the original schedule for amortization of principal.

      8. Security Documents. This Note is secured by certain security documents (the "Security Documents"), including inter alia a Loan Agreement (the "Loan Agreement"), a Pledge, Collateral Assignment and Security Agreement (the "Security Agreement") covering the Borrowers' interest in certain "Collateral Loans" (as defined in the Loan Agreement), and Collateral Assignments Mortgages or Deeds of Trust. Any failure by Borrower to comply within the relevant grace periods specified therein, or with the terms, covenants or conditions of any of the Security Documents shall automatically constitute an "Event of Default" under this Note.

      9. Events of Default. The occurrence of any one or more of the following shall be an "Event of Default" hereunder: if Borrowers shall fail to pay any sum when due hereunder; or if an Event of Default shall occur under any Security Document; or if either Borrower shall in any other way be in default hereunder and such default is not cured within thirty (30) days after written notice thereof by Bank, or, if such failure can not be cured using diligent efforts in said thirty (30) day period, then such longer period of time as Bank determines


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Item 2.03


to be reasonable under the circumstances, but in no event longer than sixty (60) days provided Borrowers are diligently pursuing such cure); or if any certification, warranty or representation made or hereafter made by either Borrower to Bank hereunder or under any of the other Security Documents should prove to be materially false as of the date made or deemed made. Upon an Event of Default the entire unpaid principal balance on this Note together with interest accrued thereon and with all other sums due or owed by Borrower hereunder (including any unpaid fees) and under the terms of the Security Documents shall at the option of Bank and without notice to Borrower become due and payable immediately with interest at the rate set forth herein, together with its reasonable attorney's fees incurred in connection with any such Event of Default or the enforcement or modification thereafter of the terms of the loan; and payment of the same may be enforced and recovered inter alia, by the entry of judgment on this Note and the issuance of execution thereon.

      10. Warrant of Attorney to Confess Judgment for Money. EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR EITHER OR BOTH BORROWERS AT ANY TIME AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT IN ANY SUCH COURT IN AN APPROPRIATE ACTION THERE BROUGHT OR TO BE BROUGHT AGAINST ONE OR BOTH BORROWERS AT THE SUIT OF BANK OR ANY HOLDER OF THIS NOTE, AND THEREIN TO CONFESS JUDGMENT AGAINST ONE OR BOTH BORROWERS FOR ANY OR ALL SUMS DUE HEREUNDER AND UNDER THE SECURITY DOCUMENTS TOGETHER WITH COSTS OF SUIT, AND THE REASONABLE ATTORNEYS FEES OF THE HOLDER IN ENFORCING THIS NOTE, PLUS ENFORCEMENT AND COLLECTION DISBURSEMENTS AND EXPENSES; AND FOR SO DOING THIS NOTE OR A VERIFIED COPY HEREOF SHALL BE A SUFFICIENT WARRANT. THIS POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE, BUT JUDGMENT MAY BE CONFESSED AND ENTERED REPEATEDLY AND SEPARATELY AGAINST EACH BORROWER UNTIL BANK RECEIVES SATISFACTION IN FACT OF ALL OBLIGATIONS UNDER THIS NOTE AND THE SECURITY DOCUMENTS. This warrant of attorney to confess judgment shall not be deemed a "power of attorney" within the meaning of the Pennsylvania Probate, Estates and Fiduciaries Code.

      11. Bank's Remedies. The remedies of Bank provided herein and in the Security Documents and the warrants of attorney herein or therein contained, shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Bank, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.


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Item 2.03


      12. Waivers.

      (a) Borrower hereby waives all benefit that might accrue to Borrower by virtue of any present or future laws exempting the Mortgaged Property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note or the Security Documents, in whole or in part and in any order as may be desired by Bank.

      (b) Borrower (and all endorsers, sureties an guarantors) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except as otherwise provided in the loan documents), or enforcement of the payment of this Note; liability hereunder shall be unconditional.

      13. Taxes. Borrower shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or the Security Documents; and if any taxes be imposed with respect to debts secured by the Security Documents, or with respect to notes evidencing debts so secured Borrower agrees to pay or to reimburse Bank upon demand the amount of such taxes and if Borrower fails or refuses or is not legally permitted to do so, Bank may at its option accelerate this Note to maturity as in the case of default by Borrower. Nothing in this Paragraph shall be deemed to require Borrower to pay income taxes payable by the Bank.

      14. Construction of Terms. The words "Bank" and "Borrower" whenever occurring herein shall be deemed and construed to include the respective heirs and assigns of Bank and Borrower, the singular shall include the plural and the neuter, male and female shall each include the others. If more than one person or entity executes this Note as "Borrower," their obligations under this Note shall be joint and several.

      15. Governing Law. This instrument shall be construed according to and governed by the internal laws of the Commonwealth of Pennsylvania (without regard to rules of choice of law or conflicts of laws), except to the extent that those laws may be preempted by the United States of America.

      16. Savings Clause. Should any provision of this Note be held to be illegal or unenforceable the balance of the document shall be construed as if the illegal or unenforceable provision were not included.

      17. Business Purpose. This Note is executed in connection with a business transaction.

      18. Balloon Payment. This Note provides for a balloon payment at maturity.


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Item 2.03


      19. Waiver of Jury Trial. AS AN INDEPENDENT COVENANT, EACH BORROWER AND BANK HEREBY MUTUALLY WAIVE AND AGREE TO WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE BETWEEN OR AMONG EITHER OR BOTH OF THE BORROWERS AND ANY HOLDER OF THIS NOTE, ARISING UNDER OR WITH REFERENCE TO THIS NOTE, THE LOAN TRANSACTION TO WHICH IT REFERS, ANY OF THE SECURITY DOCUMENTS OR THE TRANSACTIONS TO WHICH THEY RELATE.

      20. Consent to Jurisdiction, Venue, Forum. EACH BORROWER AND THE HOLDER OF THIS NOTE HEREBY CONSENT TO THE JURISDICTION OF THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION HEREWITH, AND HEREBY MUTUALLY WAIVE OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN MONTGOMERY COUNTY, PENNSYLVANIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA.

      21. Service of Process. EACH BORROWER AND BANK MUTUALLY AGREE THAT INITIAL PROCESS IN ANY SUCH PROCEEDING SHALL BE DEEMED PROPERLY SERVED IF MAILED BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO EITHER (I) THE RECIPIENT'S ADDRESS AS FIRST SHOWN ABOVE, UNLESS THE RECIPIENT SHALL HAVE EXPRESSLY DESIGNATED ANOTHER SERVICE ADDRESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SENDER, OR (II) THE ACTUAL PLACE OF BUSINESS OF RECIPIENT AT THE TIME.

      IN WITNESS WHEREOF, each of the Borrowers has duly executed this Note under seal the date and year first above mentioned.

Witness:                                  DVL MORTGAGE HOLDINGS, LLC, a Delaware
                                          limited liability company

                                          By DVL, INC., a Delaware corporation,
                                          its sole member

                                          By:___________________________________
________________________________             Alan S. Casnoff
(Signature)                                  President
Print Name: ____________________


Attest:                                   DVL, INC.

________________________________          By:___________________________________
(Signature)                                  Alan S. Casnoff
Print Name: ____________________             President
Secretary


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